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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF CINEMARK USA, INC.

USA:
Cinemark, L.L.C.
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Greeley Holdings, Inc. (f/k/a Cinemark Paradiso, Inc. and Cinemark
  Transportation, Inc.)
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Missouri City Central 6, Inc.
Brainerd Ltd.
Cinemark International, L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark Leasing Company (f/k/a Tinseltown Equities, Inc.)
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Laredo Theatre, Ltd..
Interstate Theatre Holdings, Inc.
CNMK Brasil Investments, Inc.
CNMK Texas Properties, Ltd.
CNMK Delaware Investment Properties, L.P.
CNMK Delaware Investments I, L.L.C.
CNMK Delaware Investments II, L.L.C.
CNMK Investments, Inc.

MEXICO:
Cinemark de Mexico, S.A. de C.V.
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Inmobilaria Cinemark S.A. de C.V.
Cinemark Holdings Mexico S. de R.L. de C.V.

CHILE:
Cinemark Chile S.A.
Inversiones Cinemark S.A.
Worldwide Invest, Inc.

TAIWAN:
Cinemark-Core Pacific, Ltd.

UNITED KINGDOM:
Cinemark Theatres U.K., Limited

BRAZIL:
Cinemark Brasil S.A.
Cinemark Empreendimentos Participacoes Ltda

CANADA:
Cinemark Theatres Canada, Inc.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.



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ECUADOR:
Cinemark del Ecuador S.A.

PERU:
Cinemark del Peru SRL

ARGENTINA:
Cinemark Argentina, S.A.
Cinemark Rio de la Plata Associates S.R.L.
Prodecine S.A. de C.V.
Bulness 2215, S.A.

CENTRAL AMERICA:
Cinemark Panama, S.A.
Cinemark Equity Holdings Corporation (BVI)
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S. de R.L.
Cinemark Costa Rica S.R.L.
Cinemark El Salvador Ltda. de C.V.

COLOMBIA:
Cinemark Colombia S.A.

SPAIN:
Cinemark Holdings Spain, S.L.

GERMANY:
Cinemark Germany GmbH